                                                                    EXHIBIT 10.1

                                 LEASE AGREEMENT

                                     between

                                SELDIN PROPERTIES

                                       and

                    INTEGRATED PROCESS EQUIPMENT CORPORATION

                             Dated December 26, 1996

                                TABLE OF CONTENTS


                                                                                                       PAGE

1.       Demise of Premises............................................................................  1

2.       Definitions...................................................................................  1

3.       Title and Condition...........................................................................  5

4.       Use of Leased Premises; Quiet Enjoyment.......................................................  7

5.       Term..........................................................................................  8

6.       Rent; Security Deposit........................................................................  9

7.       Net Lease; Non-Terminability.................................................................. 11

8.       Payment of Impositions; Compliance with Legal Requirements and Insurance Requirements......... 12

9.       Liens; Recording and Title.................................................................... 14

10.      Indemnification............................................................................... 14

11.      Maintenance and Repair........................................................................ 15

12.      Alterations................................................................................... 16

13.      Condemnation.................................................................................. 17

14.      Insurance..................................................................................... 21

16.      Subordination to Financing.................................................................... 26

17.      Assignment, Subleasing and Vacating........................................................... 27

18.      Permitted Contests............................................................................ 29

19.      Conditional Limitations; Default Provisions................................................... 30

20.      Additional Rights of Landlord................................................................. 33

21.      Notices....................................................................................... 34

22.      Estoppel Certificates......................................................................... 35

23.      Surrender and Holding Over.................................................................... 35

24.      Risk of Loss.................................................................................. 36

25.      No Merger of Title............................................................................ 36

                                TABLE OF CONTENTS

                                   (CONTINUED)


                                                                                                       PAGE

26.      Landlord's Liability.......................................................................... 37

27.      Hazardous Substances.......................................................................... 37

28.      Entry by Landlord............................................................................. 38

29.      Financial Statements.......................................................................... 39

30.      Broker........................................................................................ 39

31.      Additional Provisions Regarding Use........................................................... 39

32.      Landlord's Right to Take Action............................................................... 39

33.      Miscellaneous................................................................................. 40

                                TABLE OF CONTENTS

                                   (CONTINUED)


                                                                            PAGE

                         INDEX OF EXHIBITS AND SCHEDULES


Exhibit A - Leased Premises

Exhibit B - Permitted Encumbrances

Exhibit C - Rent Schedule

Exhibit D - Memorandum of Lease

Exhibit E - Purchase Offer Computation

Schedule I - Schedule of Air Compressors


         THIS LEASE AGREEMENT is made this 26th day of December, 1996, by and between Seldin Properties, a Nebraska partnership ("Landlord") and Integrated Process Equipment Corporation, a Delaware corporation ("Tenant").

         In consideration of the rents and covenants herein stipulated to be paid and performed, Landlord and Tenant hereby covenant and agree as follows:

         1. Demise of Premises. Landlord hereby demises and lets to Tenant and Tenant hereby takes and leases from Landlord for the term and upon the provisions hereinafter specified the following described property (collectively, the "Leased Premises"):

                  (a) the real property described in Exhibit "A" attached hereto and made a part hereof together with the easements, rights and appurtenances thereunto belonging (collectively the "Land"); and

                  (b) the buildings, structures and other improvements constructed and to be constructed on the Land (collectively, the "Improvements").

         2. Definitions. For all purposes of this Lease, except as otherwise expressly provided the terms defined in this Section have the meanings assigned to them in this Section, and include the plural as well as the singular.

                  "Act" means the Comprehensive Environmental Response, Compensation, and Liability Act, (42. U.S.C. Section 9601 et seq.), as amended.

                  "Additional Rent" has the meaning given to it in Section 6(b).

                  "Adjoining Property" means all sidewalks and curbs adjoining any of the Leased Premises.

                  "Alteration" means any or all changes, additions, improvements, demolitions, reconstructions or replacements of any of the Improvements, both interior or exterior, ordinary and extraordinary.

                  "Assignment" means any Assignment of Rents and Landlord's Interest in Leases hereafter executed from Landlord to Lender (which may be contained in a Mortgage).

                  "Basic Rent" has the meaning given to it in Section 6(a).

                  "Basic Rent Payment Dates" has the meaning given to it in
         Section 6(a).

                  "Commencement Date" has the meaning given to it in Section 5.

                  "Condemnation" means a Taking and/or a Requisition as the context requires.

                  "CPI" means the Consumer Price Index for All Urban Consumers, All Items, U.S. City Average (1982-1984 = 100), published by the United States Department of Labor, Bureau of Labor Statistics, together with any successor rate selected by Landlord in its reasonable discretion in the event the foregoing is no longer published.

                  "Default" has the meaning given to it in Section 19(d).

                  "Default Rate" has the meaning given to it in Section 6(b).

                  "Deposit Increase Date" has the meaning given to it in Section 6(c).

                  "Environmental Laws" means collectively the Act and any other present or future law, ordinance, rule or regulation of any local, county, state or federal authority having jurisdiction over the Leased Premises or any portion thereof or its use, including but not limited to: (a) the Federal Water Pollution Control Act (33 U.S.C. Section 1317 et seq.), as amended; (b) the Federal Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), as amended; (c) the Toxic Substance Control Act (15 U.S.C. Section 2601 et seq.), as amended; and (d) the Clean Air Act (42 U.S.C. Section 7401 et seq.) as amended.

                  "Event of Default" has the meaning given to it in Section
         19(a).

                  "Hazardous Substance" means any hazardous or toxic material or substance or waste which is defined by those or similar terms and is regulated as such under Environmental Laws.

                  "Improvements" has the meaning given to it in Section 1(b).

                  "Insurance Requirement" means any one or more of the terms of each insurance policy required to be carried by Tenant under this Lease and the requirements of the issuer of such policy, and whenever Tenant shall be engaged in making any Alteration or Alterations, repairs or construction work of any kind (collectively "Work"), the term "Insurance Requirement" is also deemed to include a requirement that
         (i) all insurance policies shall contain an endorsement referring to such Work and (ii) Tenant shall obtain or cause its contractors and subcontractors to obtain workmen's compensation insurance covering all persons respectively employed by such parties in connection with the Work, and with respect to whom death or bodily injury claims could be asserted against Landlord or the Leased Premises.

                  "Land" has the meaning given to it in Section 1(a).

                  "Law" means any constitution, statute or rule of law, whether federal, state or local.

                  "Lease" means this Lease Agreement, as the same may hereafter be amended, modified or extended from time to time.

                  "Leased Premises" has the meaning given to it in Section 1.

                  "Legal Requirement" means any one or more of all present and future laws, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations and requirements, even if unforeseen or extraordinary, of every governmental or quasi-governmental authority or agency (but excluding those which by their terms are not applicable to and do not impose any obligation on Tenant, Landlord or the Leased Premises as a result of some grandfather clause or similar provision) and all covenants, restrictions and conditions now or hereafter of record which may be applicable to Tenant, to Landlord or to any of the Leased Premises, or to the use, manner of use, occupancy, possession, operation, maintenance, Alteration, repair or reconstruction of any of the Leased Premises, even if compliance therewith (i) necessitates structural changes or improvements or results in interference with the use or enjoyment of any of the Leased Premises or (ii) requires Tenant to carry insurance other than as required by the provisions of this Lease.

                  "Lender" means an entity which makes a Loan to Landlord, secured by a Mortgage and evidenced by a Note, or such Lender's successors and assigns thereof.

                  "Loan" means a loan made by a Lender to Landlord secured by a Mortgage and evidenced by a Note.

                  "Mortgage" means a mortgage or similar security instrument hereafter executed covering the Leased Premises by Landlord in favor of Lender.

                  "Net Award" means the entire award payable to Landlord by reason of a Condemnation, less any expenses reasonably incurred by Landlord in collecting such award.

                  "Net Proceeds" means the entire proceeds of any insurance required under Section 14 less any expenses reasonably incurred by Landlord in collecting such proceeds.

                  "Note" means a promissory note hereafter executed from Landlord to Lender, which Note will be secured by a Mortgage and an Assignment.

                  "Permitted Encumbrances" means those covenants, restrictions, reservations, liens, conditions, encroachments, easements listed on Exhibit "B" attached hereto and any other matters of title existing on the Commencement Date.

                  "Purchase Offer" has the meaning given to it in Section 13(b).

                  "Purchase Price" has the meaning given to it in Section 13(d).

                  "Requisition" means any temporary Condemnation or confiscation of the use or occupancy of any of the Leased Premises by any governmental or quasi-governmental authority, civil or military, whether pursuant to an agreement with such governmental or quasi-governmental authority in settlement of or under threat of any such requisition or confiscation, or otherwise.

                  "State" means the State of Arizona, being the state in which the Leased Premises are situated.

                  "Taking" means any taking of any portion of the Leased Premises in or by Condemnation or other eminent domain proceedings pursuant to any Law, general or special, or by reason of any agreement with any condemnor in settlement of or under threat of any such Condemnation or other eminent domain proceedings or by any other means, or any de facto Condemnation.

                  "Term" has the meaning given to it in Section 5.

                  "Termination Date" has the meaning given to it in Section
         13(b).

                  "Trade Fixtures" means (a) all fixtures, equipment and other items of personal property which are owned by Tenant and used in the operation of the business conducted on the Leased Premises and (b) without limiting the foregoing, (i) all kitchen fixtures, (ii) the reverse osmosis deionizers (including without limitation the three demineralizing beds and three CDI's), (iii) the nitrogen generation system, (iv) those air compressors specifically listed on Schedule I attached hereto and made a part hereof, (v) any and all telephone systems (except for cables and wires permanently installed), (vi) any and all computer network systems, and (vii) any and all fitness equipment.

                  "UCC" means the Uniform Commercial Code as enacted from time to time under the Laws of the State.

         3.       Title and Condition.

                  (a) The Leased Premises are demised and let subject to (i) the rights of parties in possession, if any, and the existing state of title of the Leased Premises, including without limitation the Permitted Encumbrances, as of the commencement of the Term, (ii) any state of facts which an accurate survey or physical inspection of the Leased Premises might show, (iii) all Legal Requirements (including without limitation applicable building codes and zoning ordinances), Insurance Requirements and existing contracts, including without limitation any existing violation of any of the foregoing, and (iv) the condition of the Leased Premises as of the commencement of the Term, including without limitation any existing conditions relating to Hazardous Substances, without representation or warranty by Landlord; it being understood and agreed, however, that the recital of the Permitted Encumbrances herein shall not be construed as a revival of any thereof which for any reason may have expired.

                  (b) Tenant acknowledges that the Leased Premises are in good condition and repair at the inception of this Lease, the interior improvements thereof having been constructed on behalf of Tenant by a contractor of its choice. LANDLORD HAS NOT MADE AND WILL NOT MAKE ANY INSPECTION OF ANY OF THE LEASED PREMISES, AND LANDLORD LEASES AND WILL LEASE AND TENANT TAKES AND WILL TAKE THE LEASED PREMISES "AS IS", AND TENANT ACKNOWLEDGES THAT LANDLORD (WHETHER ACTING AS LANDLORD HEREUNDER OR IN ANY OTHER CAPACITY) HAS NOT MADE AND WILL NOT MAKE, NOR SHALL LANDLORD BE DEEMED TO HAVE MADE, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE LEASED PREMISES, INCLUDING WITHOUT LIMITATION ANY WARRANTY OR REPRESENTATION AS TO ITS SUITABILITY OR FITNESS FOR USE OR PURPOSE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE, AS TO THE QUALITY OF THE MATERIAL, CONSTRUCTION OR WORKMANSHIP THEREIN, LATENT OR PATENT, AS TO LANDLORD'S TITLE THERETO, OR AS TO VALUE, COMPLIANCE WITH SPECIFICATIONS, LOCATION, USE, CONDITION, MERCHANTABILITY, QUALITY, DESCRIPTION, DURABILITY OR OPERATION, IT BEING AGREED THAT ALL RISKS INCIDENT THERETO ARE TO BE BORNE SOLELY BY TENANT. TENANT ACKNOWLEDGES THAT THE LEASED PREMISES ARE OF ITS SELECTION AND TO ITS SPECIFICATIONS, AND THAT THE LEASED PREMISES HAVE BEEN INSPECTED BY TENANT AND ARE SATISFACTORY TO IT.

IN THE EVENT OF ANY DEFECT OR DEFICIENCY IN ANY OF THE LEASED PREMISES OF ANY NATURE, WHETHER PATENT OR LATENT, LANDLORD SHALL NOT HAVE ANY RESPONSIBILITY OR LIABILITY WHATSOEVER WITH RESPECT THERETO, INCLUDING WITHOUT LIMITATION FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING WITHOUT LIMITATION STRICT LIABILITY IN TORT) AND TENANT HEREBY RELEASES LANDLORD FROM ANY RESPONSIBILITY OR LIABILITY RELATING TO ANY CONDITIONS WHATSOEVER RESPECTING THE CONDITION OF THE LEASED PREMISES EXCEPT AS CAUSED BY LANDLORD'S NEGLIGENCE OR WILFUL MISCONDUCT. THE PROVISIONS OF THIS SECTION 3(b) HAVE BEEN NEGOTIATED, AND THE FOREGOING PROVISIONS ARE INTENDED TO BE A COMPLETE EXCLUSION, RELEASE AND NEGATION OF ANY REPRESENTATIONS OR WARRANTIES BY LANDLORD, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE LEASED PREMISES, ARISING PURSUANT TO THE UCC OR ANY OTHER LAW NOW OR HEREAFTER IN EFFECT OR OTHERWISE.

                  (c) Tenant represents to Landlord that Tenant has examined the title to the Leased Premises prior to the execution and delivery of this Lease and has found the same to be satisfactory for the purposes contemplated hereby and acknowledges that title is in Landlord and that Tenant has only the right of possession and use of the Leased Premises as provided in this Lease.

                  (d) Landlord hereby assigns, without recourse or warranty whatsoever, to Tenant, the right to enforce all warranties, guaranties and indemnities, if any, express or implied, and similar rights, if any, which Landlord may or may not have against any manufacturer, seller, engineer, contractor or builder in connection with the Leased Premises, including, but not limited to, any rights and remedies existing under contract or pursuant to the UCC. Such assignment shall remain in effect so long as no Event of Default exists hereunder or until the termination of this Lease, whereupon any interest so assigned hereunder to Tenant shall be deemed automatically reassigned to Landlord without further act or deed. Landlord shall also retain the right to enforce any such warranty, guaranty, or indemnity. Landlord hereby agrees to execute and deliver at Tenant's expense such further documents as Tenant may reasonably request (and which in the good faith judgment of Landlord, do not adversely affect Landlord), in order that Tenant may have the full benefit of the assignment effected or intended to be effected by this Section 3(d).

                  (e) Landlord agrees to enter into with Tenant, at Tenant's expense, such easements, covenants or restrictions for utilities, parking or other matters as necessary for operation of the Leased Premises as requested by Tenant, subject to Landlord's approval thereof, not to be unreasonably withheld.

                  (f) Tenant and Landlord agree that their relationship is that of Landlord and Tenant, and there is no intention by either party that this Lease Agreement be construed as a loan, partnership or joint venture. Tenant represents to Landlord that it engaged legal counsel to review this Agreement, and understands fully the rights and duties of a Tenant pursuant to this Agreement, and in this connection, Tenant, with advice of legal counsel, waives any rights to raise any defenses to an action by Landlord to enforce the terms of this Lease Agreement, that would portray (or bring an action that would assert) this Lease Agreement as a loan, partnership or joint venture or any other arrangement other than a Lease.

         4.       Use of Leased Premises; Quiet Enjoyment.

                  (a) The Leased Premises may be used (i) in the same manner as Tenant's use and purpose as of the Commencement Date, or a use related thereto, or (ii) for any other legal purpose upon Landlord's prior written consent (not to be unreasonably withheld), in either case subject to the provisions of
Section 17. Tenant acknowledges and agrees that it shall be reasonable for Landlord to object to the use of the Leased Premises, or any portion thereof, if (among other things) such use (a) creates a detrimental environmental effect or increases environmental risks to the Leased Premises or liability risks to Landlord, (b) creates or requires material and adverse modifications to the physical structure of any portion of the Leased Premises, (c) will materially lessen the fair market value of the Leased Premises, or (d) materially and adversely changes the primary character of the Leased Premises. In no event shall the Leased Premises be used for any purpose which would otherwise violate any of the provisions of this Lease, including but not limited to, Legal Requirements, Insurance Requirements or other recorded covenants, restrictions or agreements applicable to the Leased Premises.

                  (b) Tenant shall not permit any unlawful occupation, business or trade to be conducted on any of the Leased Premises or any use to be made thereof contrary to applicable Legal Requirements or Insurance Requirements. Tenant shall not use, occupy or permit any of the Leased Premises to be used or occupied, nor do or permit anything to be done in or on any of the Leased Premises, in a manner which would (i) violate any certificate of occupancy or equivalent certificate affecting any of the Leased Premises, (ii) make void or voidable any insurance then in effect with respect to any of the Leased Premises, (iii) affect in any manner the ability of Tenant to obtain fire or other insurance which Tenant is required to furnish hereunder, (iv) cause any injury or damage to any of the Improvements, ordinary wear and tear excepted, or (v) constitute a public or private nuisance or waste.

                  (c) Subject to all of the provisions of this Lease, including but not limited to the provisions of Section 3 and Section 7(b), so long as no Event of Default exists hereunder, Landlord covenants to do no act to disturb the peaceful and quiet occupation and enjoyment of the Leased Premises by Tenant, provided that Landlord may enter upon and examine any of the Leased Premises at reasonable times (except in the case of emergencies, when Landlord may access the Leased Premises at any time) and exercise any rights and privileges granted to Landlord under the provisions of this Lease or provided by Law.

         5. Term. Subject to the provisions hereof, Tenant shall have and hold the Leased Premises for an initial term (the "Term") commencing on December 26, 1996 (the "Commencement Date" and ending on December 31, 2011. Provided this Lease shall not have been terminated pursuant to any provision of this Lease, including but not limited to Section 19, Tenant shall have the option to extend the Term for two (2) renewal terms of five (5) years each, by giving written notice to Landlord in writing at least twelve (12) months, but not more than eighteen (18) months, prior to the expiration of the then-current term. Any option granted to Tenant to extend the Term hereunder for any of the two renewal terms of five (5) years each is on the condition that at the time of the exercise of the option and at the time of the commencement date of each such renewal term, no Event of Default shall exist. In the absence of giving of such notice to renew by Tenant to Landlord, the Term shall be automatically terminated at the end of the then-current Term. Any such extension or renewal of the Term (also referred to as the "Term") shall be subject to and shall continue in full force and effect all the provisions of this Lease. In the event that Tenant does not exercise its option to renew or to further renew the Term as hereinabove provided, then Landlord shall have the right during the remainder of the Term then in effect to (i) advertise the availability of the Leased Premises for sale or for reletting and to erect upon the Leased Premises signs indicating such availability (provided that such signs do not unreasonably interfere with the use of the Leased Premises by Tenant), and (ii) show the Leased Premises to prospective purchasers, lenders or tenants at such reasonable times during normal business hours as Landlord may select. If Tenant shall fail to timely give such notice of its irrevocable election to exercise any renewal option, then Tenant's right to exercise such option and all options with regard to subsequent extensions or renewals of the Term shall expire and be null and void.

         Tenant shall remove all Trade Fixtures by the expiration or earlier termination of this Lease and shall repair any damage occasioned by the removal of the Trade Fixtures. If the Trade Fixtures are not removed by this time, at the option of Landlord such Trade Fixtures may be deemed abandoned and become the property of Landlord without any further action and Landlord may remove some or all of such Trade Fixtures and dispose of them as Landlord deems appropriate, all at the cost and expense of Tenant.

         6.       Rent; Security Deposit.

                  (a) Tenant shall pay to Landlord, as annual rent during the Term, the amounts determined in accordance with the schedule set forth in Exhibit "C" attached hereto made a part hereof ("Basic Rent"), commencing on the first day of the first month next following the Commencement Date and continuing on the same day of each month thereafter during the Term (the said days being called the "Basic Rent Payment Dates"), and shall pay the same at Landlord's address set forth below, or at such other place as Landlord from time to time may designate to Tenant in writing, in funds which at the time of such payment shall be legal tender for the payment of public or private debts in the United States of America. Pro rata Basic Rent shall be due for the period from the Commencement Date through the first day of the month next following the Commencement Date computed as set forth in Exhibit "C" and shall be paid in advance on the Commencement Date, but if the Commencement Date shall occur on the first day of a calendar month, full monthly installment of Basic Rent shall be paid on the Commencement Date.

                  (b) Tenant shall pay and discharge when the same shall become due, as additional rent, all other amounts, liabilities and obligations which Tenant assumes or agrees to pay or discharge pursuant to this Lease, together with every fine, penalty, interest and cost which may be added for nonpayment or late payment thereof. In the event of any failure by Tenant to pay or discharge any of the foregoing, Landlord shall have all rights, powers and remedies provided herein, by Law or otherwise, in the event of nonpayment of Basic Rent. Tenant shall also pay to Landlord on demand, as additional rent, interest, at the rate of interest equal to the "prime rate" of interest charged by Wells Fargo Bank at its offices in Phoenix, Arizona (or, if unavailable, any successor rate or bank chosen by Landlord in its reasonable discretion) plus five percent (5.0%) per annum (the "Default Rate"), on all overdue installments of Basic Rent from and after the expiration of any applicable grace period(s) provided in Section 19(d) of this Lease, and on all overdue amounts of additional rent relating to obligations which Landlord shall have paid on behalf of Tenant, from the date of payment thereof, until paid in full. In addition, Tenant shall pay to Landlord, on account of each overdue installment of Basic Rent, the sum of $1,000 to compensate Landlord for its administrative and collection costs associated with such overdue installment. All the foregoing additional rent referred to in this
Section 6(b)is herein sometimes called "Additional Rent". Landlord shall comply with the requirements of Section 19(d) regarding notice and grace periods prior to the imposition of the Additional Rent charges of this Section 6(b).

                  (c) Tenant has deposited, and Landlord acknowledges receipt of, a security deposit (herein the "Security Deposit") in the amount of $250,000 as security for Tenant's payment and performance of its obligations hereunder. During the existence of an Event of Default, Landlord may apply the Security Deposit for the payment of any amount due Landlord hereunder and Tenant shall promptly deposit moneys with Landlord sufficient to restore said Security Deposit to the full amount required by this Lease. Until the Deposit Increase Date described below, the Security Deposit shall be held in the form of United States Treasury instruments having a maturity date of not less than one year; interest accruing thereon shall be drawn down within ninety (90) days following the end of each Lease year and promptly distributed 50.0% to Landlord and (unless an Event of Default shall have occurred and be continuing) 50.0% to Tenant. From and after the Deposit Increase Date, the Security Deposit shall not be commingled with Landlord's general funds and shall be held in a federally-insured or -guaranteed financial institution, in an interest-bearing account accruing for Landlord's benefit. On or before December 31, 2001 (the "Deposit Increase Date"), Tenant shall deposit a sum sufficient to increase the Security Deposit to the amount of $350,000, and on and after that date the Security Deposit shall be deemed to mean such increased amount. Landlord shall, within ten (10) business days after the expiration or earlier termination of the Term, return to Tenant that portion of the Security Deposit not used or applied by Landlord.

         7.       Net Lease; Non-Terminability.

                  (a) This is an absolutely net Lease to Landlord. Tenant and Landlord agree that the Basic Rent, Additional Rent and all other sums payable hereunder by Tenant shall be paid without notice or demand, and without setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense and shall be an absolutely net return to Landlord. Tenant shall pay all costs and expenses relating to the Leased Premises and the business carried on therein, unless otherwise expressly provided in this Lease. Any amount or obligation herein relating to the Leased Premises which is not expressly declared to be that of Landlord shall be deemed to be an obligation of Tenant to be performed by Tenant at Tenant's sole cost and expense.

                  (b) This Lease shall not terminate and Tenant shall not have any right to terminate this Lease during the Term except as otherwise expressly provided in Section 13. Tenant shall not be entitled to any setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense of or to Basic Rent, Additional Rent or any other sums payable under this Lease except as otherwise expressly provided in
Section 13. The obligations of Tenant under this Lease shall not be affected by any interference with Tenant's use of any of the Leased Premises for any reason, including without limitation the following: (i) any damage to or destruction of any of the Leased Premises by any cause whatsoever, (ii) any Condemnation, (iii) the prohibition, limitation or restriction of Tenant's use of any of the Leased Premises under applicable Law, (iv) any latent or other defect in, or any theft or loss of any of the Leased Premises or (v) any other cause, whether similar or dissimilar to the foregoing, including without limitation any default, breach, act or omission of Landlord (any present or future Law to the contrary notwithstanding). It is the intention of the parties hereto that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, and the Basic Rent, Additional Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events and that all of the obligations of Tenant hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated pursuant to
Section 13. Notwithstanding anything to the contrary contained in this Section , Tenant retains a separate and independent right to sue Landlord for among other things any act or failure to act in connection herewith;

provided, however, any judgment in favor of Tenant shall not abate Basic Rent, Additional Rent and all other sums payable by Tenant hereunder or terminate Tenant's obligations hereunder.

                  (c) Tenant agrees that it shall remain obligated under this Lease in accordance with its provisions and that, except as otherwise expressly provided in Section 13, it shall not take any action to terminate, rescind or avoid this Lease, notwithstanding (i) the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding-up or other proceeding affecting Landlord, (ii) the exercise of any remedy, including foreclosure, under the Mortgage, or (iii) any action with respect to this Lease (including without limitation the disaffirmance hereof) which may be taken by Landlord under the Federal Bankruptcy Code or by any trustee, receiver or liquidator of Landlord or by any court under the Federal Bankruptcy Code or otherwise.

                  (d) Tenant waives all rights which may now or hereafter be conferred by Law (i) to quit, terminate or surrender this Lease or any of the Leased Premises, and (ii) to any setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense of or to Basic Rent, Additional Rent or any other sums payable under this Lease, in either case except as otherwise expressly provided in Section 13.

                  (e) Notwithstanding anything to the contrary contained in this Lease, Tenant retains a separate and independent right to sue Landlord; provided, however, that any judgment in favor of Tenant shall not abate Basic Rent, Additional Rent and all other sums payable by Tenant hereunder or terminate Tenant's obligations hereunder.

         8. Payment of Impositions; Compliance with Legal Requirements and Insurance Requirements.

                  (a) Subject to the provisions of Section 18 relating to contests, Tenant shall, before interest or penalties are due thereon, pay and discharge (i) all taxes, assessments (including without limitation assessments for benefits from public works or improvements, whether or not begun or completed prior to the commencement of the term of this Lease and whether or not to be completed within said term, if the same are due during the term of this Lease), levies, fees, water and sewer rents and charges, and all other governmental charges of every kind, general and special, ordinary and extraordinary, whether or not the same shall have been within the express contemplation of the parties hereto, together with any interest and penalties thereon, which are, at any time, imposed or levied upon or assessed against (A) the Leased Premises or any part thereof, (B) any Basic Rent, any Additional Rent reserved or payable hereunder, (C) this Lease or the leasehold estate hereby created or which arise in respect of the operation, possession, occupancy or use of the Premises; (ii) any gross receipts or similar taxes imposed or levied upon, assessed against or measured by the Basic Rent, Additional Rent or any other sums payable by Tenant hereunder or levied upon or assessed against the Leased Premises; (iii) all sales and use taxes which may be levied or assessed against or payable by Landlord or Tenant on account of the acquisition, leasing or use of the Leased Premises or any portion thereto; and (iv) all charges for water, gas, light, heat, telephone, electricity, power and other utilities and services rendered or used on or about the Leased Premises (collectively the "Impositions"). Upon written request from Landlord, Tenant shall within thirty
(30) days thereafter furnish paid receipts or other evidence that the Impositions are not delinquent.

                  Nothing in this Section shall obligate Tenant to pay federal, state or local (i) franchise, capital stock or similar taxes, if any, of Landlord, (ii) income, excess profits or similar taxes, if any, of Landlord, determined on the basis of its net income, or (iii) any estate, inheritance, succession, gift, capital levy or similar tax unless the taxes referred to in clauses (i) and (ii) above are in addition to or in lieu of or a substitute for any other tax or assessment upon or with respect to any of the Leased Premises which, if such other tax or assessment were in effect at the commencement of the Term, would be payable by Tenant. In the event that any assessment against any of the Leased Premises may be paid in installments, Tenant shall have the option to pay such assessment in installments; and in such event, Tenant shall be liable only for those installments which become due and payable during or are allocable to the Term. Tenant shall prepare and file all tax reports required by governmental authorities which relate to the Impositions. Tenant shall deliver to Landlord, within twenty (20) days of receipt thereof, copies of all settlements and notices pertaining to the Impositions which may be issued by any governmental authority and receipts for payments of all Impositions made during each calendar year of the Term, within thirty days after payment.

                  (b) Tenant, at its cost and expense, shall promptly comply with and conform to and cause the Leased Premises to comply with and conform to all of the Legal Requirements and Insurance Requirements, subject to the provisions of Section 18.

         9.       Liens; Recording and Title.

                  (a) Tenant shall not, directly or indirectly, create or permit to be created or to remain, and shall promptly discharge at its expense, any lien, encumbrance or charge on any of the Leased Premises, on the Basic Rent, Additional Rent or on any other sums payable by Tenant under this Lease, other than the Mortgage, the Assignment, the Permitted Encumbrances and any mortgage, lien, encumbrance or other charge created by or resulting from any act or omission by Landlord, not resulting from a default by Tenant hereunder. NOTICE IS HEREBY GIVEN THAT LANDLORD SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT, OR TO ANYONE HOLDING ANY OF THE LEASED PREMISES THROUGH OR UNDER TENANT, AND THAT NO MECHANIC'S OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN AND TO ANY OF THE LEASED PREMISES. This notice shall be included in the memorandum of this Lease to be filed pursuant to Section 33(l).

                  (b) Upon demand by Landlord, Tenant shall execute, deliver and record, file or register from time to time all such instruments as may be required by any present or future Law in order to evidence the respective interest of Landlord and Tenant in any of the Leased Premises, and shall cause a memorandum of this Lease, and any supplement hereto or to such other instrument, if any, as may be appropriate, to be recorded, filed or registered and re-recorded, refiled or re-registered in such manner and in such places as may be required by any present or future Law in order to give public notice and protect the validity of this Lease. In the event of any discrepancy between the provisions of said recorded memorandum of this Lease or any other recorded instrument referring to this Lease and the provisions of this Lease, the provisions of this Lease shall prevail.

                  (c) Nothing in this Lease and no action or inaction by Landlord shall be deemed or construed to mean that Landlord has granted to Tenant any right, power or permission to do any act or to make any agreement which may create, give rise to, or be the foundation for, any right, title, interest or lien in or upon the estate of Landlord in any of the Leased Premises.

         10. Indemnification. Tenant agrees to defend, pay, protect, indemnify, save and hold harmless Landlord for, from and against any and all liabilities, losses, damages, penalties, costs, expenses (including without limitation reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature whatsoever, howsoever caused, arising from or relating to (a) any of the Leased Premises or Adjoining Property or the use, non-use, occupancy, condition, design, construction, maintenance, repair or rebuilding of any of the Leased Premises or Adjoining Property, and any injury to or death of any person or persons or any loss of or damage to any property, real or personal, in any manner arising therefrom connected therewith or occurring thereon, whether or not Landlord has or should have knowledge or notice of the defect or conditions, if any, causing or contributing to said injury, death, loss, damage or other claim, (b) any violation by Tenant of any provision of this Lease, of any contract or agreement to which Tenant is a party, including but not limited to any violation of any Insurance Requirement or Legal Requirement or Permitted Encumbrance, or (c) any other cause not resulting from the negligence or wilful misconduct of Landlord or its officers, directors, employees or others in privity of contract in connection with the Leased Premises or this Lease. In case any proceeding is brought against Landlord by reason of any such claim, Tenant covenants upon notice from Landlord to resist or defend Landlord in such action, with the expenses of such defense paid by Tenant, and Landlord will cooperate and assist in the defense of such action or proceeding if reasonably requested so to do by Tenant. The obligations of Tenant under this Section 10 shall survive any termination of this Lease.

         11.      Maintenance and Repair.

                  (a) Tenant acknowledges that it has received the Leased Premises in good condition, repair and appearance. Tenant agrees that, at its expense, Tenant shall at all times, including without limitation any Requisition period, put, keep and maintain the Leased Premises, including, without limitation, the roof, landscaping, walls and structural components of the Leased Premises, and the Adjoining Property, and any altered, rebuilt, additional or substituted buildings, structures or other improvements, in good repair and appearance, except for ordinary wear and tear, and shall promptly make all repairs and replacements (substantially equivalent in quality and workmanship to the original work) of every kind and nature, whether foreseen or unforeseen, structural or non-structural, which may be required to be made upon or in connection with any of the Leased Premises in order to keep and maintain the Leased Premises in compliance with all Legal Requirements and Insurance Requirements and in as good repair and appearance as they were originally, except for ordinary wear and tear. Tenant shall do or cause others to do all shoring of the Leased Premises or Adjoining Property or of foundations and walls of the Improvements and every other act necessary or appropriate for preservation and safety thereof, by reason of or in connection with any excavation or other building operation upon any of the Leased Premises or Adjoining Property, whether or not Landlord shall, by reason of any Legal Requirements or Insurance Requirements, be required to take such action or be liable for failure to do so. Landlord shall not be required to make any repair, whether foreseen or unforeseen, or to maintain any of the Leased Premises or Adjoining Property in any way, and Tenant hereby expressly waives the right to make repairs at the expense of Landlord, which right may be provided for in any Law now or hereafter in effect. Tenant shall, in all events, make all repairs promptly upon written notice from Landlord, and all repairs shall be in a good, proper and workmanlike manner.

                  (b) In the event that any Improvement now or hereafter constructed encroaches upon any property, street or right-of-way adjoining any of the Leased Premises or Adjoining Property, violates any Legal Requirements, Insurance Requirements or the provisions of any restrictive covenant affecting any of the Leased Premises, hinders or obstructs any easement or right-of-way to which any of the Leased Premises is subject, or impairs the rights of others in, to or under any of the foregoing, then, promptly after written request of Landlord, Tenant shall either (i) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation, hindrance, obstruction or impairment, whether the same shall affect Landlord, Tenant or both, or (ii) take such action as shall be necessary to remove such encroachment, violation, hindrance, obstruction or impairment including, if necessary, an Alteration. Any such repair or Alteration shall be made in conformity with the applicable provisions of Section 12.

         12. Alterations. Except as otherwise expressly provided in this Section 12, Tenant shall not make any Alterations which would tend to impair the value of the Leased Premises, or the usefulness or structural integrity thereof, without Landlord's written consent, not to be unreasonably withheld. Notwithstanding the above, Tenant may make non-structural Alterations without the prior written consent of Landlord. In the event that Landlord gives its prior written consent to any Alterations, or if such consent is not required, Tenant agrees that in connection with any Alteration (a) the value of the Leased Premises shall not be lessened by any such Alteration, or its usefulness or structural integrity impaired, (b) the Alteration shall not change the general character of the Improvements, or materially reduce the useable square footage of the Improvements, (c) all such Alterations shall be performed in a good and workmanlike manner, and shall be expeditiously completed in compliance with all Legal Requirements, (d) all work done in connection with any such Alteration shall comply with all Insurance Requirements, (e) Tenant shall promptly pay all costs and expenses of any such Alteration, and shall discharge all liens filed against any of the Leased Premises arising out of the same, (f) Tenant shall procure and pay for all permits and licenses required in connection with any such Alteration, (g) all such Alterations shall be the property of Landlord and shall be subject to this Lease, (h) Alterations may only be performed if Tenant is otherwise in compliance with terms and conditions of this Lease; and (i) all Alterations shall be made (except in the case of any Alteration the estimated cost of which in any one instance does not exceed $75,000) under the supervision of an Arizona licensed architect or engineer, reasonably satisfactory to Landlord, in accordance with detailed plans and specifications approved by Landlord, approval not to be unreasonably withheld.

         13.      Condemnation.

                  (a) Subject to the rights of Tenant set forth in this Section 13, Tenant hereby irrevocably assigns to Landlord any award or payment to which Tenant may be or become entitled with respect to the Taking of the Leased Premises or any part thereof, by Condemnation or other eminent domain proceedings pursuant to any Law, general or special, or by reason of the temporary Taking of the use or occupancy of the Leased Premises or any part thereof, by any governmental authority, civil or military, whether the same shall be paid or payable in respect of Tenant's leasehold interest hereunder or otherwise. Landlord shall be entitled to participate in any such proceeding and the expenses thereof (including without limitation reasonable attorneys' fees and expenses) shall be paid by Tenant. Nothing in this Lease shall be deemed to
(i) assign to Landlord any award or payment on account of Tenant's Trade Fixtures, or Tenant's other tangible personal property, moving expenses and similar claims, if available, to the extent Tenant shall have a right to make a separate claim therefor against the condemnor or (ii) impair Tenant's right to any such award or payment so long as such claim is not based upon the value of Tenant's leasehold interest.

                  (b) If during the term of this Lease (i) the entire Leased Premises shall be taken by or on account of any actual or threatened Condemnation or other eminent domain proceeding pursuant to any law, general or special or (ii) if 25% or more of the Improvements or 25% or more of the Land is taken and said Taking renders the remaining Leased Premises uneconomic for the continued use or occupancy in the business of Tenant in the reasonable business judgment of Tenant's board of directors, then Tenant shall deliver a Purchase Offer (the "Purchase Offer") to Landlord specifying a termination date (the "Termination Date") occurring not less than ninety (90) nor more than one hundred eighty (180) days after the delivery of such Purchase Offer and this Lease shall continue in full force and effect without any abatement of rent, notwithstanding any Taking, until the Termination Date. The Purchase Offer shall be accompanied by Tenant's certificate stating that the conditions set forth in either clause (i) or (ii) of this Section 13(b) have been fulfilled. If the conditions set forth in clause (i) or (ii) of this
Section 13(b) are fulfilled and if Tenant shall have failed to deliver a Purchase Offer as required above, Tenant conclusively shall be presumed to have made a Purchase Offer on a date which is seventy-five (75) days after any such Taking (or such later date as is agreed to in writing by Landlord), and in the event Tenant is so presumed to have made a Purchase Offer, the Termination Date shall be deemed to be one hundred twenty (120) days after such Purchaser Offer is presumed to have been made; but nothing in this sentence shall relieve Tenant of its obligation actually to deliver such Purchase Offer.

                  (c) If during the Term (i) a portion of the Leased Premises shall be taken by condemnation or other eminent domain proceedings, which Taking is not sufficient to require that Tenant give a Purchase Offer or (ii) the use or occupancy of the Leased Premises or any part thereof shall be temporarily taken by any governmental authority; then this Lease shall continue in full effect without abatement or reduction of Basic Rent, Additional Rent or other sums payable by Tenant hereunder notwithstanding such partial or temporary Taking. Tenant shall, promptly after any such temporary Taking ceases, at its expense, repair any damage caused thereby in conformity with the applicable requirements of Section 12 so that, thereafter, the Leased Premises shall be, as nearly as commercially and reasonably possible, in a condition as good as the condition thereof immediately prior to such Taking. In the event of any such partial Taking, Landlord shall make the Net Award available to Tenant to make such repair but, if such Net Award shall be in excess of $75,000, only against certificates of Tenant delivered to Landlord from time to time as such work or repair progresses, each such certificate describing the work or repair for which Tenant is requesting payment and the cost incurred by Tenant in connection therewith and stating that Tenant has not theretofore received payment for such work. Any Net Award remaining after such repairs have been made shall be delivered to Landlord and shall not reduce Tenant's obligation to pay Basic Rent hereunder. In the event of such temporary Requisition, Tenant shall be entitled to receive the entire Net Award payable by reason of such temporary Requisition or portion of such temporary Requisition occurring during the term hereof. If the cost of any repairs required to be made by Tenant pursuant to this Section 13 shall exceed the amount of the Net Award, the deficiency shall be paid by Tenant. Notwithstanding anything in this Section 13 to the contrary, during any period of time when there continues to exist an Event of Default, Landlord, in the exercise of its sole and absolute discretion, shall have the right to receive any payments pursuant to this Section 13(c) and to apply the same toward payment of any delinquent Basic Rent or Additional Rent then due and owing to Landlord under this Lease until such Event of Default is cured.

                  (d) Landlord may reject any Purchase Offer but must do so not later than the thirtieth (30th) day prior to the Termination Date or the purchase date specified in such Purchase Offer, whereupon this Lease shall terminate on such date (except with respect to obligations and liabilities of Tenant under this Lease, actual or contingent, which have arisen on or prior to such termination), upon payment by Tenant of the Basic Rent, Additional Rent and all other sums then due and payable hereunder to and including the date of termination without offset or deduction for any reason. Upon a purchase of the Leased Premises pursuant to Section 13(c) and the payment to Landlord of the amount determined in accordance with Exhibit "E" attached hereto and made a part hereof (the "Purchase Price"), Landlord shall convey the Leased Premises and all its right, title and interest in and to the Net Award, (whether or not such Net Award shall have been received by Landlord) to Tenant or its designee.

                  (e) Any minor Condemnation or Taking of the Leased Premises for the construction or maintenance of streets or highways shall not be considered a Condemnation or Taking for purposes of this Section 13 so long as the Leased Premises shall not be materially or adversely affected, ingress and egress for the remainder of the Leased Premises shall be adequate for the business of Tenant and the provisions of any Mortgage relating thereto shall be complied with. Tenant agrees that it will notify Landlord of any such Condemnation or Taking.

                  (f) If the Leased Premises or any part thereof shall be purchased by Tenant pursuant to any provision of this Lease, Landlord need not transfer and convey to Tenant or its designee any better title thereto than existed on the date of the commencement of this Lease. Tenant shall accept such title, subject, to such liens, encumbrances, charges, exceptions and restrictions on, against or relating to the Leased Premises (including without limitation those arising pursuant to the terms of this Lease) and to all applicable laws, regulations and ordinances, but free of the Mortgage and all other mortgages, liens, encumbrances, charges, exceptions and restrictions which shall have been created by acts of Landlord. Notwithstanding the thirty-day time limit in Section 13(d), Landlord's inability to deliver such title in such condition on the date fixed for any such purchase shall be deemed to be Landlord's rejection of the Purchase Offer pursuant to Section 13(d) as of and effective on such date.

                  (g) On the date fixed for any such purchase, Tenant shall pay to Landlord, at any place within the United States of America designated by Landlord, the Purchase Price as determined pursuant to Exhibit "E", together with all installments of Basic Rent and all other sums then due under this Lease and unpaid to and including the date of purchase without offset or deduction for any reason, and Landlord shall deliver to Tenant a special warranty deed conveying title to the Leased Premises of the character described in Section 13(f) above and describing the Leased Premises or portion thereof being sold and conveying the title thereto, together with such instruments as shall be necessary to transfer to Tenant or its designee any other property then required to be transferred by Landlord pursuant to this Lease. Tenant shall pay all reasonable charges incident to such conveyance and transfer, including without limitation counsel fees, escrow fees, recording fees, title insurance premiums and all applicable federal, state and local taxes (other than any income or franchise taxes levied upon or assessed against Landlord) which may be incurred or imposed by reason of such conveyance and transfer.

                  (h) Upon the completion of such purchase, but not prior thereto (whether or not any delay in the compilation of, or the failure to complete such purchase shall be the fault of Landlord), this Lease and all obligations hereunder (including without limitation the obligations to pay Basic Rent and Additional Rent) shall terminate, except with respect to (i) obligations and liabilities of Tenant, actual or contingent, under this Lease which arose on or prior to such date of purchase or (ii) those obligations contained in Section 10.

         14.      Insurance.

                  (a) Tenant shall maintain, or cause to be maintained, at its sole cost and expense the following insurance on the Leased Premises:

                           (i) Property insurance against loss or damage to the Improvements under a so-called "all-risk" policy or policies of insurance (special form), which may contain such exclusions as may be reasonably acceptable to Landlord, in amounts to prevent Landlord or Tenant from becoming a co-insurer under the applicable policies, and in any event in amounts not less than the actual replacement cost of the Improvements (excluding footings and foundations and other parts of the Improvements which are not insurable) but not less than the full insurable replacement value of the Improvements, and as determined from time to time, but not more frequently than once in any 12-month period, by the insurer or insurers. Such policies shall contain a replacement cost endorsement. Notwithstanding anything to the contrary in this Section 14, (i) that portion of the property insurance covering loss or damage on account of floods shall have a limit of $5,000,000, and (ii) Tenant shall not be required to obtain or maintain insurance against loss or damage on account of earthquakes.

                           (ii) Comprehensive general public liability insurance against claims for bodily injury, death or property damage occurring on, in or about any of the Leased Premises or the Adjoining Property, which insurance shall be written on a so-called "occurrence basis", and shall provide minimum protection with a combined single limit in an amount not less than the greater of (x) Twenty-Five Million Dollars ($25,000,000) (or in such increased limits from time to time to reflect declines in the purchasing power of the dollar as Landlord may reasonably request) or (y) the aggregate amount of such insurance carried by Tenant, for bodily injury, death and property damage in any one occurrence. Tenant shall be required to increase its insurance limits from time to time as may be reasonably required by Lender or as may reasonably required by Landlord consistent with coverage on properties similarly constructed, occupied and maintained. In no event shall the limits of such insurance be considered as limiting the liability of Tenant under this Lease.

                           (iii) Workers' compensation insurance covering all persons employed in connection with any work done on or about any of the Leased Premises for which claims for death or bodily injury could be asserted against Landlord, Tenant or the Leased Premises in compliance with statutory law and employer's liability insurance with a limit of not less than $200,000 per employee and $1,000,000 per occurrence.

                           (iv) Insurance against loss or damage from explosion of any steam or pressure boilers or similar apparatus located in or about the Improvements in an amount not less than Five Million Dollars ($5,000,000);

                           (v) Rental insurance against loss of rental income under a loss of rents insurance policy covering risk of loss due to the occurrence of any of the hazards insured against under Tenant's fire and extended insurance on the building, in an amount sufficient to prevent Landlord from becoming a co-insurer but in any event, in an amount sufficient to pay for one (1) year the rent payable under this Lease. All proceeds received by Landlord will be credited as received against the rent due.

                           (vi) Builders risk insurance insuring perils covered by the causes of loss special form (all risk) shall be purchased for the value of any Alteration and/or additions made to the Leased Premises when the work is not insured under Tenant's property insurance policy.

                           (vii) Such additional and/or other insurance with respect to the Leased Premises as Landlord may, from time to time, reasonably require or which Lender may, from time to time, reasonably require, so long as such other insurance is in such amounts and of a type as at the time is customarily carried with respect to improvements similar in character, location and use to the Improvements then comprising the Leased Premises.

                  (b) The insurance required by this Section 14 shall be written and maintained by one or more companies having an insurance company claims paying rating equal to or stronger than "A-9" by A.M. Best Company, or a similar rating by a nationally-recognized rating agency. Insurers shall be approved by Landlord and authorized to do an insurance business in the State and domiciled in the United States. The insurance policies (i) shall be for a term of not less than one year, (ii) shall be in amounts sufficient at all times to satisfy any co-insurance requirements thereof, and (iii) shall (except for the workers' compensation insurance referred to in Section 14(a)(iii) name Landlord and any Lender as additional named insured parties and/or loss payees, as applicable, as their respective interests may appear. If said insurance or any part thereof shall expire, be withdrawn, become void by breach of any condition thereof by Tenant or become void or unsafe by reason of the failure or impairment of the capital of any insurer, or if for any other reasonable cause said insurance shall become unsatisfactory to Landlord, Tenant shall immediately obtain new or additional insurance satisfactory to Landlord. Insurance required under this Section 14 shall be primary and not contributing to any insurance available to Landlord and Landlord's insurance shall be in excess thereto.

                  (c) Each insurance policy referred to in Sections 14(a)(i), 14(a)(ii) and 14(a)(iv) shall contain standard noncontributory mortgagee clauses in favor of any Lender. Each policy shall provide that it may not be canceled except after thirty (30) days prior written notice to Landlord and any Lender. Each policy shall also provide that any loss otherwise payable thereunder shall be payable notwithstanding (i) any act or omission of Landlord or Tenant which might, absent such provision, result in a forfeiture of all or a part of such insurance payment, (ii) the occupation or use of any of the Leased Premises for purposes more hazardous than permitted by the provisions of such policy or (iii) any foreclosure or other action or proceeding taken by any Lender pursuant to any provision of the Mortgage upon the happening of an event of default therein.

                  (d) Tenant shall pay as they become due all premiums for the insurance required by this Section 14, shall renew or replace each policy, and shall deliver to Landlord or Lender the existing policy and such renewal or replacement policy at least ten (10) days prior to the expiration date of each policy and if any such policy be delivered to Lender, Tenant shall deliver to Landlord a certificate of such policy. In the event of Tenant's failure to comply with any of the foregoing requirements of this Section 14 and following the notice and cure periods set forth in this Lease, Landlord shall be entitled to procure such insurance. Any sums expended by Landlord in procuring such insurance shall be Additional Rent and shall be immediately repaid by Tenant.

                  (e) Anything in this Section 14 to the contrary notwithstanding, any insurance which Tenant is required to obtain pursuant to
Section 14(a) may be carried under a so-called "blanket" policy or policies covering other properties or liabilities of Tenant, provided that such blanket policy or policies otherwise comply with the provisions of this Section 14. In the event any such insurance is carried under a blanket policy, Tenant shall deliver to Landlord and Lender a certified copy of those provisions of the blanket policy that pertain to the Leased Premises to evidence the issuance and effectiveness of the policy, the amount and character of the coverage with respect to the Leased Premises and the presence in the policy of provisions of the character required in the above Sections of this Section 14.

                  (f) (i) Insurance claims by reason of damage to or destruction of any portion of the Leased Premises shall be adjusted by Tenant; provided, however, that although Tenant shall make the final decision with respect to any such adjustment, Tenant shall, promptly after such damage or destruction, advise Landlord and Lender of such occurrences and consult with Landlord and Lender throughout the process of adjusting any such claim, and provided further that both Landlord and Lender are fully advised as to all matters on a current basis. Landlord shall not be required to prosecute any claim against, or to contact any settlement proposed by, an insurer. Tenant may, at its expense, prosecute any such claim or contest any such settlement in the name of Landlord, Tenant or both, and Landlord will join therein at Tenant's written request upon the receipt by Landlord of an indemnity from Tenant against all reasonable costs, liabilities and expenses in connection therewith.

                           (ii) Subject to the provisions of Section 15, Net Proceeds shall be made available from Landlord and/or Lender to Tenant, but, if such Net Proceeds shall be in excess of $75,000, only against certificates of Tenant delivered to Landlord from time to time as such work or repair progresses, each such certificate describing the work or repair for which Tenant is requesting payment and the cost incurred by Tenant in connection therewith and stating that Tenant has not theretofore received payment for such work and has sufficient funds remaining to complete the work free of liens or claims. Any Net Proceeds remaining after Tenant has repaired the Leased Premises in conformity with the applicable requirements of Section 12 shall be delivered to Tenant.

                  (g) In the event Tenant does not purchase the insurance required by this Lease or keep the same in full force and effect, Landlord may, but shall not be obligated, to purchase the necessary insurance and pay the premium. Tenant shall repay to Landlord, as Additional Rent, the amount so paid promptly upon demand. In addition, Landlord may recover from Tenant and Tenant agrees to pay, as Additional Rent, any and all expenses (including reasonable attorneys' fees) and damages which Landlord may sustain by reason of the failure of Tenant to obtain and maintain such insurance.

                  (h) Landlord or Lender shall not be limited in the proof of any damages which Landlord or Lender may claim against Tenant arising out of or by reason of Tenant's failure to provide and keep in force insurance, as provided in this Section 14, to the amount of the insurance premium or premiums not paid or incurred by Tenant and which would have been payable under such insurance; but Landlord and Lender shall also be entitled to recover as damages for such breach, the uninsured amount of any loss, to the extent of any deficiency in the insurance required by this Section 14 and damages, costs and expenses of suit suffered or incurred by reason of or damage to, or destruction of, the Leased Premises, occurring during any period when Tenant may have failed or neglected to obtain the insurance required by this Section 14. Tenant shall indemnify and hold harmless Landlord and Lender for any liability incurred by Landlord or Lender arising out of any deductible for any insurance required by this Section 14.

         15.      Casualty.

                  (a) If a part of the Leased Premises shall be damaged or destroyed by casualty, and if the estimated cost of rebuilding, replacing and repairing the same shall exceed $75,000, Tenant shall promptly notify Landlord thereof; and (whether or not such estimated cost shall exceed $75,000) Tenant shall, with reasonable promptness and diligence, rebuild, replace and repair any damage or destruction to the Leased Premises, at its expense, in conformity with the requirements of Section 12 in such manner as to restore the same to the same condition, as nearly as possible, as existed prior to such casualty and there shall be no abatement of Basic Rent or Additional Rent. If the cost of any repairs required to be made by Tenant pursuant to this Section 15(a) shall exceed the amount of the Net Proceeds, the deficiency shall be paid by Tenant. Any Net Proceeds remaining after such repairs have been made shall be delivered to Tenant.

                  (b) Notwithstanding anything in Section 14 or this Section 15 to the contrary, during any period of time when there continues to exist an Event of Default, Landlord, in the exercise of its sole and absolute discretion, shall have the right to receive any insurance proceeds from any casualty and to apply the same toward payment of any delinquent Basic Rent or Additional Rent then due and owing to Landlord under this Lease until such Event of Default is cured.

                  (c) In no event may Tenant abate payment of Basic Rent unless Landlord is receiving rental loss or other insurance payments sufficient to offset such abatement.

         16.      Subordination to Financing.

                  (a) Tenant agrees that this Lease shall at all times be subject and subordinate to the lien of any Mortgage, and Tenant agrees, upon demand, without cost, to promptly execute instruments as may be required to further effectuate or confirm such subordination, provided such instruments provide for the non-disturbance of Tenant's occupancy hereunder and Tenant's attornment, and otherwise are in form and content reasonably acceptable to Tenant. So long as Tenant shall faithfully discharge the obligations on its part to be kept and performed under the terms of this Lease, then Tenant's tenancy shall not be disturbed, nor shall this Lease be affected by any default under such Mortgage, and in the event of a foreclosure or other enforcement of any such Mortgage, or sale in lieu thereof, the purchaser at such foreclosure sale shall be bound to Tenant for the term of this Lease and any extensions thereof, the rights of Tenant hereunder shall expressly survive, and this Lease shall in all respects continue in full force and effect so long as Tenant fully performs all of its obligations hereunder. Tenant shall not be named as a party defendant in any such foreclosure suit.

                  (b) Notwithstanding the provisions of Section 16(a), the holder of the Mortgage to which this Lease is subject and subordinate, as provided in said Section 16(a), shall have the right, at its sole option, at any time, to subordinate and subject the Mortgage, in whole or in part, to this Lease by recording a unilateral declaration to such effect.

                  (c) At any time prior to the expiration of the Term, Tenant agrees, at the election and upon demand of Landlord or its successors or assigns, or of the holder of the Mortgage on the Leased Premises, to attorn, from time to time, to any such owner or holder, upon the then executory terms and conditions of this Lease, for the remainder of the Term originally demised in this Lease and for any renewal Term, provided that such owner or holder as the case may be, shall then be entitled to possession of the Leased Premises subject to the provisions of this Lease. The provisions of this Section 16(c) shall inure to the benefit of any such owner or holder, shall apply notwithstanding that, as a matter of Law, this Lease may terminate upon the foreclosure of the Mortgage, shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Upon demand of any such owner or holder, Tenant agrees to promptly execute, from time to time, instruments in confirmation of the foregoing provisions of this Section 16(c), satisfactory to any such owner or holder and to Tenant acknowledging such attornment and setting forth the terms and conditions of its tenancy. Nothing contained in this Section 16(c) shall be construed to impair any right otherwise exercisable by any such owner or holder.

                  (d) Tenant agrees that, if requested by Landlord, Tenant shall promptly, without charge, enter into (i) a subordination, non-disturbance and attornment agreement reasonably requested by Lender and in form and content reasonably acceptable to Tenant and (ii) an agreement with any holder of the Mortgage whereby Tenant shall agree for the benefit of the holder of the Mortgage that Tenant will not, without in each case the prior written consent of such holder, (1) amend, modify, cancel or surrender the term of this Lease except as expressly permitted by Section 13 of this Lease, or enter into any agreement with Landlord so to do, or (2) pay any installment of Basic Rent more than one (1) month in advance of the due date thereof or otherwise than in the manner provided for in this Lease.

                  (e) Tenant agrees that it will give notice to any holder of a first Mortgage encumbering the Leased Premises, provided that Tenant has been notified in writing of the name and address of such Mortgage holder, of any defaults of Landlord or other circumstances which would entitle Tenant to terminate this Lease or abate the rental payable hereunder, specifying the nature of the default by Landlord, and thereupon the holder of the Mortgage shall have the right, but not the obligation, to cure any such default by Landlord. Tenant shall afford the Mortgage holder thirty (30) days after such notice to cure such default and a reasonable period of time in addition thereto if circumstances are such that said default cannot be reasonably cured within such 30-day period. No such Lender shall, upon assuming title to the Leased Premises, be liable for any act or omission of any prior landlord (including Landlord), be subject to any offsets or defenses which Tenant may have against any prior landlord, or be bound by any rent or additional rent paid for more than the then-current period plus one (1) additional month's Basic Rent to any prior landlord. Nothing herein shall be construed to be in conflict with the provisions of Section 7.

         17. Assignment, Subleasing and Vacating. The Leased Premises may be assigned or sublet by Tenant in whole or in part only with the consent of Landlord, not to be unreasonably withheld. The bases for withholding consent include, but is not limited to: (i) an unsatisfactory credit history and/or a showing of unsatisfactory financial responsibility of the proposed transferee;
(ii) the business reputation of the proposed transferee is not in accordance with generally acceptable commercial standards; (iii) the use of the Leased

Premises would be a violation of Section 4(a); (iv) the managerial and operational skills of proposed transferee are not at least as good as those of existing Tenant; (v) the use of the Leased Premises violates any other agreements affecting the Leased Premises the Landlord, or other tenants; and
(vi) the transfer and/or the use of the Leased Premises would be contrary to public policy or statute. Within thirty (30) days after Tenant gives Landlord notice of assignment and/or sublease, said assignment shall be deemed approved by Landlord if Landlord fails to give written notice of disapproval thereof with specific reasons for such disapproval. Notwithstanding any assignment or subletting, Tenant shall continue to remain liable and responsible for the payment of the Basic Rent and Additional Rent and the performance of all its other obligations under this Lease. Any payments of rent by such subtenant or sublessee in excess of the Basic Rent payable hereunder shall be shared in the ratio of 50% to Tenant and 50% to Landlord.

                  Each sublease of any of the Leased Premises shall be subject and subordinate to the provisions of this Lease. No assignment or sublease made as permitted by this Section 17 or otherwise shall affect or reduce any of the obligations of Tenant hereunder, and all such obligations shall continue in full force and effect as obligations of a principal and not as obligations of a guarantor, as if no assignment or sublease had been made. No assignment or sublease shall impose any obligations on Landlord under this Lease. No assignment or sublease shall be valid unless, in the case of an assignment, Tenant shall, within ten (10) days after the execution and delivery of any such assignment, deliver to Landlord (a) a duplicate original of such assignment in recordable form and (b) an agreement executed and acknowledged by the assignee in recordable form wherein the assignee shall agree to assume and agree to observe and perform all of the terms and provisions of this Lease on the part of Tenant to be observed and performed, and, in the case of a sublease, Tenant shall, within ten (10) days after the execution and delivery of such sublease, deliver to Landlord a duplicate original of such sublease. Notwithstanding anything to the contrary contained herein, any change in ownership or control of Tenant shall not be deemed to be an assignment or sublet hereof.

                  Upon the occurrence of an Event of Default under this Lease, Landlord shall have the right to collect and enjoy all rents and other sums of money payable under any sublease of any of the Leased Premises, and Tenant hereby irrevocably and unconditionally assigns such rents and money to Landlord, which assignment may be exercised upon and after (but not before) the occurrence of an Event of Default. Tenant shall not mortgage or pledge this Lease without Landlord's express written consent, which may not be unreasonably withheld, and any such mortgage or pledge made in violation of this Section 17 shall be void.

         Landlord may from time to time freely assign its interest hereunder. Upon such assignment and following written notice to Tenant thereof, Landlord shall be discharged from any further obligation or liability hereunder; provided, however, that Landlord shall be discharged from its obligations with respect to the Security Deposit only upon the written acknowledgement by such assignee to Tenant of such assignee's actual receipt of or obligation to assume responsibility for the Security Deposit.

         18. Permitted Contests. After prior written notice to Landlord, Tenant shall not be required to (a) pay any Imposition, (b) comply with any Legal Requirement, (c) discharge or remove any lien referred to in Section 9 or
Section 12, or (d) take any action with respect to any encroachment, violation, hindrance, obstruction or impairment referred to in Section 11(b), so long as Tenant shall contest, in good faith and at its expense, the existence, the amount or the validity thereof, the amount of the damages caused thereby, or the extent of its or Landlord's liability therefor, by appropriate proceedings which shall operate during the pendency thereof to prevent (A) the collection of, or other realization upon, the Imposition or lien so contested, (B) the sale, forfeiture or loss of any of the Leased Premises, any Basic Rent or any Additional Rent to satisfy the same or to pay any damages caused by the violation of any such Legal Requirement or by any such encroachment, violation, hindrance, obstruction or impairment, (C) any interference with the use or occupancy of any of the Leased Premises, (D) any interference with the payment of any Basic Rent or any Additional Rent, (E) the cancellation of any fire or other insurance policy, and (F) Landlord would not be in danger of civil or criminal liability or sanctions for failure so to pay or perform. Tenant shall provide Landlord security satisfactory in the sole opinion of Landlord assuring the payment, compliance, discharge, removal or other action, including without limitation all reasonable costs, attorneys' fees, interest and penalties, in the event that the contest is unsuccessful. While any such proceedings are pending and the required security is held by Landlord, Landlord shall not have the right to pay, remove or cause to be discharged the Imposition or lien thereby being contested unless any one or more of the conditions in subdivisions (A) through
(F) shall not be prevented during the pendency of the contest. Tenant further agrees that each such contest shall be promptly and diligently prosecuted to a final conclusion, except that Tenant shall, so long as all of the conditions of the first sentence of this Section 18 are at all times complied with, have the right to attempt to settle or compromise such contest through negotiations. Tenant shall pay and save Landlord and Lender harmless for, from and against any and all losses, judgments, decrees and costs (including without limitation all reasonable attorneys' fees and expenses) in connection with any such contest and shall, promptly after the final determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest, costs and expenses thereof or in connection therewith, and perform all acts the performance of which shall be ordered or decreed as a result thereof.

         19.      Conditional Limitations; Default Provisions.

                  (a) The occurrence of any one or more of the following shall constitute an "Event of Default" under this Lease: (i) a failure by Tenant to make (regardless of the pendency of any bankruptcy, reorganization, receivership, insolvency or other proceedings, in law, in equity or before any administrative tribunal, which had or might have the effect of preventing Tenant from complying with the provisions of this Lease) any payment of Basic Rent, Additional Rent or other sum herein required to be paid by Tenant; (ii) a failure by Tenant to duly perform and observe, or a violation or breach of any other provision hereof; (iii) any representation or warranty made by Tenant herein which proves at any time to be incorrect, in any material respect; (iv) Tenant shall (A) voluntarily be adjudicated a bankrupt or insolvent, (B) seek or consent to the appointment of a receiver or trustee for itself or for any of the Leased Premises, (C) file a petition seeking relief under the bankruptcy or other similar Laws of the United States, any state or any jurisdiction, (D) make a general assignment for the benefit of creditors, or (E) be unable to pay its debts as they mature; (v) a court shall enter an order, judgment or decree appointing, with the consent of Tenant, a receiver or trustee for it or for any of the Leased Premises or approving a petition filed against Tenant which seeks relief under the bankruptcy or other similar Laws of the United States, any state or any jurisdiction, and such order, judgment or decree shall remain in force, undischarged or unstayed, sixty days after it is entered; (vi) Tenant shall be liquidated or dissolved or shall begin proceedings towards its liquidation or dissolution; or (vii) the estate or interest of Tenant in any of the Leased Premises shall be levied upon or attached in any proceeding and such estate or interest is about to be sold or transferred or such process shall not be vacated or discharged within sixty days after such levy or attachment.

                  (b) If an Event of Default shall have occurred and be continuing, Landlord shall have the right at its sole option, then or at any time thereafter, to do any one or more of the following without demand upon or notice to Tenant:

                           (i) Landlord may give Tenant notice of Landlord's intention to terminate this Lease on a date specified in such notice. Upon the date therein specified, the Term and the estate hereby granted and all rights of Tenant hereunder shall expire and terminate as if such date were the date hereinbefore fixed for the expiration of the Term, but Tenant shall remain liable for all its obligations hereunder through such date, including its liability for Basic Rent and Additional Rent as hereinafter provided.

                          (ii) Landlord may, whether or not the Term of this Lease shall have been terminated pursuant to Section 19(b)(i) above,
         (A) give Tenant notice to surrender any of the Leased Premises to Landlord immediately or on a date specified in such notice, at which time Tenant shall surrender and deliver possession of the Leased Premises to Landlord or (B) reenter and repossess any of the Leased Premises by force, summary proceedings, ejectment or any other means or procedure. Upon or at any time after taking possession of any of the Leased Premises, Landlord may remove any persons or property therefrom. Landlord shall be under no liability for or by reason of any such entry, repossession or removal. No such entry or repossession shall be construed as an election by Landlord to terminate this Lease unless Landlord gives a written notice of such intention to Tenant pursuant to Section 19(b)(i) above.

                         (iii) After repossession of any of the Leased Premises pursuant to Section 19(b)(ii) above, whether or not this Lease shall have been terminated pursuant to Section 19(b)(i)above, Landlord shall have the right to relet the Leased Premises or any part thereof to such tenant or tenants for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) for such rent, on such conditions (which, if commercially reasonable to do so, may include concessions or free rent) and for such uses as Landlord, in its absolute discretion, may determine; and Landlord may collect and receive any rents payable by reason of such reletting, provided Landlord has made a good faith effort to mitigate its damages.

                           (iv) Landlord may exercise any other right or remedy
                  now or hereafter existing by Law or in equity.

                           (v) To continue this Lease in effect for so long as
                  Landlord does not terminate Tenant's right to possession of the Leased Premises and to reinforce all of Landlord's rights under this Lease and recover all Basic Rent, Additional Rent and other sums payable hereunder as the same become due.

               (c) No expiration or termination of this Lease pursuant to
Section 19(b)(i) or any other provision of this Lease, by operation of Law, repossession of the Leased Premises pursuant to Section 19(b)(ii) or otherwise, or reletting of any of the Leased Premises pursuant to Section 19(b)(iii), shall relieve Tenant of any liabilities and obligations hereunder, including the liability for Basic and Additional Rent, all of which shall survive such expiration, termination, repossession or reletting.

                  In the event of any expiration or termination of this Lease or repossession of any of the Leased Premises by reason of the occurrence of an Event of Default, Tenant shall pay to Landlord Basic Rent, Additional Rent and all other sums required to be paid by Tenant to and including the date of such expiration, termination or repossession and, thereafter, Tenant shall, until the end of what would have been the Term in the absence of such expiration, termination or repossession, and whether or not any of the Leased Premises shall have been relet, be liable to Landlord for and shall pay to Landlord as liquidated and agreed current damages (but discounted at an appropriate discount rate to its current value) (i) Basic Rent, Additional Rent and all other sums which would be payable under this Lease by Tenant in the absence of such expiration, termination or repossession, less (ii) the net proceeds, if any, of any reletting pursuant to Section 19(b)(iii), after deducting from such proceeds all of Landlord's expenses in connection with such reletting (including all repossession costs, brokerage commissions, legal expenses, attorneys' fees, employees' expenses, costs of Alterations and expenses of preparation for reletting). Tenant hereby agrees to be and remain liable for all sums aforesaid, and Landlord may recover such damages from Tenant and institute and maintain successive actions or legal proceedings against Tenant for the recovery of such damages. Nothing herein contained shall be deemed to require Landlord to wait to begin such action or other legal proceedings until the date when the Term would have expired by limitation had there been no such Event of Default.

                  (d) Before an Event of Default shall exist under Section 19 or any other Section hereof by reason of an Event of Default under Section 19(a), Landlord shall have given Tenant written notice of any failure by Tenant or occurrence of any event specified in said Section 19(a)(any such failure or occurrence being referred to in this Lease as a "Default") and Tenant shall have failed to cure the Default within the applicable grace period stated below. If the cure consists of payment of money or furnishing of insurance coverages required in Section 14, the applicable grace period shall be five business days
(5) from the date on which the notice is given. If the cure consists of something other than payment of money (except the failure to provide insurance), the applicable grace period shall be thirty (30) days from the date on which the notice is given, or such longer time as reasonably necessary to cure the Default, provided that Tenant shall commence to cure the Default within said thirty (30) day period and actively, diligently and in good faith proceed with continued curing of the Default until it shall be fully cured.

         20.      Additional Rights of Landlord and Tenant.

                  (a) No right or remedy herein conferred upon or reserved to a party hereof is intended to be exclusive of any other right or remedy and every right and remedy shall be cumulative and in addition to any other right or remedy contained in this Lease. No delay or failure by a party hereof to enforce its rights hereunder shall be construed as a waiver, modification or relinquishment thereof. In addition to the other remedies provided in this Lease, each party shall be entitled, to the extent permitted by applicable Law, to injunctive relief in case of the violation or attempted or threatened violation of any of the provisions of this Lease, or to specific performance of any of the provisions of this Lease.

                  (b) In the event of any action between the parties hereto by reason of an alleged breach or default of this Lease, in addition to any other rights or remedies provided by Law the prevailing party shall be entitled to recover from the other party its costs and expenses in connection thereof, including without limitation attorneys' fees, expenses and expert witness fees.

                  (c) Tenant hereby waives and surrenders for itself and all those claiming by, through or under it, including without limitation creditors of all kinds, (i) any right or privilege which it or any of them may have under any present or future Law to redeem the Leased Premises or to have a continuance of this Lease for the Term hereby demised after termination of Tenant's right of occupancy or after termination of the Term of this Lease as herein provided, (ii) the benefits of any present or future Law which exempts property from liability for debt or for distress for rent.

         21. Notices. All notices, demands, requests, consents, approvals, offers, statements and other instruments or communications or permitted to be given pursuant to the provisions of this Lease shall be in writing and shall be deemed to have been given for all purposes when deposited (i) with an overnight courier service, (ii) with a personal messenger or (iii) in the United States mail by registered or certified mail, return receipt requested, postage prepaid, in any case addressed to the other party at its address stated below:

Tenant:                   Integrated Process Equipment Corporation
                          4717 East Hilton Avenue
                          Phoenix, Arizona 85034
                          Attention: John S. Hodgson

with a copy to:           Quarles & Brady
                          One East Camelback Road, Suite 400
                          Phoenix, Arizona 85012-1649
                          Attention: Roger K. Spencer, Esq.

Landlord:                 Seldin Properties
                          c/o Seldin Development & Management
                          13057 West Center Road
                          Omaha, Nebraska 68144-3790
                          Attention: Millard R. Seldin & Theodore M. Seldin

with a copy to:           Santin, Poli, Ball & Simms, P.L.C.
                          2999 North 44th Street
                          Phoenix, Arizona 85018
                          Attention: Peter G. Santin, Esq.

For the purposes of this Section 21, any party may substitute its address by giving fifteen days' written notice to the other party in the manner provided above.

         22. Estoppel Certificates. Landlord and Tenant shall, at any time and from time to time, upon not less than fifteen (15) days' prior written request by the other, execute, acknowledge and deliver to the other a statement in writing, executed by a duly authorized representative of Landlord or Tenant as the case may be certifying (a) that this Lease is unmodified and in full effect (or, if there have been modifications, that this Lease is in full effect as modified, setting forth such modifications), (b) the dates to which Basic Rent, payable hereunder has been paid, (c) that to the current actual knowledge of the signer of such certificate no Default by either Landlord or Tenant exists hereunder or specifying each such Default of which the signer may have knowledge; and (d) with respect to a certificate signed on behalf of Tenant, that to the knowledge of the signer of such certificate, there are no proceedings pending or threatened against Tenant before or by any court or administrative agency which if adversely decided would materially and adversely affect the financial condition and operations of Tenant or if any such proceedings are pending or threatened to said signer's knowledge, specifying and describing the same. It is intended that any such statements may be relied upon by Lender, the recipient of such statements or their assignees or by any prospective purchaser or Lender of the Leased Premises.

         23. Surrender and Holding Over. Upon the expiration or earlier termination of this Lease, Tenant shall peaceably leave and surrender the Leased Premises (except as to any portion thereof with respect to which this Lease has previously terminated) to Landlord in the same condition in which the Leased Premises were originally received from Landlord at the commencement of this Lease, except as to any repair or Alteration as permitted or required by any provision of this Lease, and except for ordinary wear and tear. Tenant shall remove from the Leased Premises on or prior to such expiration or earlier termination Tenant's Trade Fixtures and other personal property which are owned by Tenant or third parties other than Landlord, and Tenant at its expense shall, on or prior to such expiration or earlier Termination, repair any damage caused by such removal. Tenant's Trade Fixtures and other personal property not removed within fifteen (15) days following the end of the Term or within thirty (30) days after the earlier termination of the Term for any reason whatsoever shall become the property of Landlord, and Landlord may thereafter cause such property to be removed from the Leased Premises. The cost of removing and disposing of such property and repairing any damage to any of the Leased Premises caused by such removal shall be borne by Tenant. Landlord shall not in any manner or to any extent be obligated to reimburse Tenant for any property which becomes the property of Landlord as a result of such expiration or earlier termination. Tenant shall not commit waste of the Leased Premises.

                  Any holding over by Tenant of the Leased Premises following the expiration or earlier termination of the Term of this Lease or any extensions thereof, with the consent of Landlord, shall operate and be construed as tenancy from month to month only, at one hundred and fifty percent (150.0%) of the Basic Rent reserved herein and otherwise upon the same terms and conditions as contained in this Lease. Notwithstanding the foregoing, any holding over shall entitle Landlord, in addition to collecting such increased Basic Rent, to all rights and remedies provided by Law or in equity, including the remedies of Section 19(b).

         24. Risk of Loss. The risk of loss or enjoyment and beneficial use of any of the Leased Premises in consequence of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise, or in consequence of foreclosure, attachments, levies or executions (other than by Landlord and those claiming from, through or under Landlord) is assumed by Tenant, and Landlord shall in no event be answerable or accountable therefor. Except as otherwise specifically provided in Section 13 of this Lease, none of the events mentioned in this Section 24 shall entitle Tenant to any abatement of Basic Rent or Additional Rent or otherwise affect any of the obligations of Tenant hereunder.

         25. No Merger of Title. There shall be no merger of this Lease nor of the leasehold estate created by this Lease with the fee estate in or ownership of any of the Leased Premises by reason of the fact that the same person, corporation, firm or other entity may acquire or hold or own, directly or indirectly, (a) this Lease or the leasehold estate created by this Lease or any interest in this Lease or in such leasehold estate and (b) the fee estate or ownership of any of the Leased Premises or any interest in such fee ownership. No such merger shall occur unless and until all persons, corporations, firms and other entities having any interest in (a) this Lease or the leasehold estate created by this Lease and (b) the fee estate in or ownership of the Leased Premises or any part thereof sought to be merged shall join in a written instrument effecting such merger and shall duly record the same.

         26. Landlord's Liability. Anything contained herein to the contrary notwithstanding, any claim based on or in respect of any liability of Landlord under this Lease shall be enforced only against the Leased Premises and not against any other assets, properties or funds of Landlord or any director, officer, general partner, limited partner, employee or agent of Landlord or any legal representative, heir, estate, successor or assign of any thereof.

                  The term "Landlord" as used in this Lease so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners of the Leased Premises or holder of the Mortgage in possession at the time in question of the Leased Premises and in the event of any transfer or transfers of the title of the Leased Premises, Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer and conveyance of all personal liability as resets the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed.

         27. Hazardous Substances. Tenant represents and warrants that it will not on or about the Leased Premises, make, treat, generate, store or dispose of any Hazardous Substances except in strict compliance with all Environmental Laws, and Tenant represents and warrants that it will at all times strictly comply with all Environmental Laws. To the extent required by applicable Environmental Laws, at the termination of its tenancy hereunder Tenant shall remove any Hazardous Substances whether now or hereafter existing on the Leased Premises and whether or not arising out of or in any manner connected with Tenant's occupancy of the Leased Premises during the initial Term or any additional Term hereof. Tenant shall and hereby does agree to defend, indemnify and hold Landlord, its officers, directors, shareholders and employees harmless for, from and against any and all loss, damage, expenses, fees, claims, costs, and liabilities, including, but not limited to, attorneys' fees and costs of litigation, arising out of or in any manner connected with the "release" or "threatened release" of or failure to remove, as required by this Section 27, Hazardous Substances from the Leased Premises or any portion or portions thereof, now or hereafter existing and whether or not arising out of or in any manner connected with Tenant's occupancy of the Leased Premises during the initial Term or any additional Term, except as such Hazardous Substances were introduced by or caused to be introduced by

Landlord, Lender or their respective officers, directors, employees or others in privity of contract in connection with the Leased Premises or this Lease.

         At the end of the Term, Tenant shall furnish to Landlord an environmental report from an environmental consultant acceptable to Landlord in its reasonable discretion evidencing that the Leased Premises are not in violation of Environmental Laws. Such report shall be at Landlord's expense, unless Tenant shall have previously violated Environmental Laws or such report discloses a violation thereof. In addition, from time to time during the Term Landlord may conduct such investigations or studies with respect to the Leased Premises and Environmental Laws as it may reasonably desire to ascertain compliance with Environmental Laws; the cost of any such report shall be at Landlord's expense unless such report discloses a violation of Environmental Laws.

         Tenant shall notify Landlord and Lender in writing of any Hazardous Substance that exists on or is discharged from or onto the Leased Premises (whether originating thereon or migrating to the Leased Premises from other property) in violation of any Environmental Law within ten (10) days after Tenant first has knowledge of such violation. In addition, on the Commencement Date, and annually thereafter, Tenant shall provide a written list of any Hazardous Substance that exists on or is discharged from or onto the Leased Premises together with relevant Material Data Safety Sheets to the extent in Tenant's possession.

         Tenant's obligations and liabilities under this Section shall survive the expiration of this Lease.

         28. Entry by Landlord. Landlord and its authorized representatives shall have the right to enter the Leased Premises at all reasonable times (a) for the purpose of inspecting the same or for the purpose of doing any work under Section 32, and may take all such action thereon as may be necessary or appropriate for any such purpose (but nothing contained in this Lease or otherwise shall create or imply any duty upon the part of Landlord to make any such inspection or do any such work), and (b) for the purpose of showing the Leased Premises to prospective purchasers and mortgagees and, at any time within 12 months prior to the expiration of the term of this Lease for the purpose of showing the same to prospective tenants. No such entry shall constitute an eviction of Tenant.

         29. Financial Statements. Tenant shall furnish to Landlord Tenant's most recent publicly filed annual and quarterly reports within twenty (20) days of filing thereof with the United States Securities and Exchange Commission.

         30. Broker. Landlord and Tenant represent and warrant to each other that neither party negotiated with any broker in connection with this Lease and that this Lease was negotiated directly by Landlord and Tenant. Each party covenants to indemnify and hold harmless the other party for any loss caused by the breach of the foregoing representation and warranty.

         31.      Additional Provisions Regarding Use.

                  (a) Tenant shall continuously use and occupy the Leased Premises during the first five (5) years of the Term.

                  (b) Tenant shall be solely responsible for security at, in and on the Leased Premises and Landlord shall have no responsibility or liability for any loss or damage therefor unless the same is caused by the gross negligence or wilful misconduct of Landlord or its officers, directors, employees or others in privity of contract in connection with the Leased Premises or this Lease.

                  (c) Landlord shall not be liable to Tenant by reason of any interruption of utilities or other services provided to the Leased Premises unless such interruption is caused by the gross negligence or wilful misconduct of Landlord or its officers, directors, employees or others in privity of contract in connection with the Leased Premises or this Lease.

         32. Landlord's Right to Take Action. Subject to Tenant's right to receive notice of such violation or default and opportunity to cure as expressly provided in this Lease, if Tenant shall have violated or be in default under any provision of this Lease, Landlord may do whatever is necessary to cure such violation or default for the account of and/or in the name of, and at the expense of, Tenant. All sums so paid by Landlord and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) so incurred, together with interest thereon at the Default Rate from the date of payment or incurring the expense, shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord on demand.

         33.      Miscellaneous.

                  (a) The Section headings in this Lease are used only for convenience in finding the subject matters and are not part of this Lease or to be used in determining the intent of the parties or otherwise interpreting this Lease.

                  (b) References to a "Section" or "section" when used without further attribution refer to the particular section of this Lease.

                  (c) For the purpose of any Law that construes the interpretation of this Lease against the drafter thereof, neither party hereto shall be deemed to be the "drafter" of this Lease. In addition, the following words and phrases shall have the following meanings: (i) "including" shall mean "including but not limited to"; (ii) "provisions" shall mean "provisions, terms, agreements, covenants and/or conditions"; (iii) "lien" shall mean "lien, charge, encumbrance, title retention agreement, pledge, security interest, mortgage and/or deed of trust"; (iv) "obligation" shall mean "obligation, duty, agreement, liability, covenant or condition"; (v) "any of the Leased Premises" shall mean "the Leased Premises or any part thereof or interest therein"; and
(6) "any of the Improvements" shall mean "the Improvements or any part thereof or interest therein".

                  (d) Except as otherwise expressly set forth in this Lease, this Lease is solely for the benefit of Landlord and Tenant; there are no other intended third party beneficiaries hereof.

                  (e) This Lease may be modified, amended, discharged or waived only by an agreement in writing specifically referring to this Lease and signed by the party against whom enforcement of any such modification, amendment, discharge or waiver is sought.

                  (f) The covenants of this Lease shall run with the Land and bind Tenant and Landlord as applicable and their respective successors and assigns and all present and subsequent encumbrances and subtenants of any of the Leased Premises, and shall inure to the benefit of and bind Landlord and Tenant as applicable and their respective successors and assigns.

                  (g) In the event any one or more of the provisions contained in this Lease shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Lease but this Lease shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

                  (h) This Lease will be simultaneously executed in counterparts, each of which when so executed and delivered shall constitute an original, fully enforceable counterpart for all purposes.

                  (i) This Lease shall be governed by and construed according to the Laws of the State of Arizona.

                  (j) Time shall be of the essence of this Agreement and each and every term and condition hereof.

                  (k) The exhibits and schedules attached to this Agreement and/or described in this Lease are incorporated herein and shall be considered a part of this Lease for the purposes stated herein.

                  (l) A memorandum of this Lease, in form and content substantially similar to Exhibit "D", shall be recorded in the office of the Maricopa County, Arizona Recorder's Office immediately upon the execution and delivery of this Lease.

                  (m) Tenant shall diligently pursue and obtain an Aquifer Protection Permit ("APP") from the Arizona Department of Environmental Quality ("ADEQ") with regard to the use of the below grade, concrete solids separator (the "Separator") located on the Land, or obtain a determination from ADEQ that an APP is not necessary. Alternatively, Tenant may, but without the obligation to do so, supply Landlord with a letter from Tenant's legal counsel stating among other matters that, in such counsel's opinion, Tenant's operation and use of the Separator does not require an APP and acknowledging Landlord's reliance on such letter.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, Landlord and Tenant have caused this instrument to be executed as of the day and year first above written.

LANDLORD:                                   TENANT:

SELDIN PROPERTIES                           INTEGRATED PROCESS EQUIPMENT
                                            CORPORATION

By: /s/ Millard R. Seldin                   By: /s/ John S. Hodgson
   ----------------------                      ------------------------
Name: Millard R. Seldin                     Name: John S. Hodgson
Title: General Partner                      Title: Vice President and
                                                   Chief Financial Officer

                              EXHIBIT "A" TO LEASE

                      Legal Description of Leased Premises

         The Leased Premises are located in Maricopa County, Arizona, and is legally described as follows:

         Parcel No. 1:

         Lots 6, 7 and 8, RIO SALADO GATEWAY CENTER, according to Book 267 of Maps, page 34, records of Maricopa County, Arizona.

         Parcel No. 2:

         That portion of Lot 9, RIO SALADO GATEWAY CENTER, according to Book 267 of Maps, page 34, records of Maricopa County, Arizona, described as follows:

                  BEGINNING at the Northeast corner of said Lot 9;

                  thence South 00(degree) 14' 14" West along the East line of said Lot 9 a distance of 447.45 feet to the South line of said RIO SALADO GATEWAY CENTER;

                  thence North 89(degree) 45' 46" West (basis of bearings) along said South line 55.66 feet to the East right-of-way line of the proposed 47th Street roadway;

                  thence North 00(degree) 14' 19" East along the said East right-of-way line 427.44 feet;

                  thence North 45(degree) 14' 16" East 28.28 feet to the South right-of-way line of Hilton Avenue as depicted on said RIO SALADO GATEWAY CENTER;

                  thence South 89(degree) 45' 46" East along said South right-of-way line 35.65 feet to the Northeast corner of said Lot 9 and the POINT OF BEGINNING.

                              EXHIBIT "B" TO LEASE

                             Permitted Encumbrances

         1. Reservations contained in the patent from the United States of America, reading as follows:

                           SUBJECT to any vested and accrued water rights for
                  mining, agricultural, manufacturing, or other purposes, and rights to ditches and reservoirs used in connection with such water rights as may be recognized and acknowledged by the local customs, laws and decisions of courts, and also subject to the right of the proprietor of a vein or lode to extract and remove his ore therefrom, should the same be found to penetrated or intersect the premises hereby granted, as provided by law; and any other reservation as set forth in the statutes under which said patent was issued.

         2. The rights of the United States of America, the State of Arizona and/or the public to any portion of the Land lying within the bed, or former bed, of any water course, as that term is defined under the Law of the State of Arizona.

         3. Restrictions, conditions and regulations governing use of groundwater by reason of the inclusion of said land within Phoenix Active Management Area, pursuant to Arizona Revised Statutes Section 45-101 et seq.

         4. Water rights, claims or title to water, and agreements, covenants, conditions or rights incident thereto, whether or not shown by the public records.

         5. Taxes and assessments collectible by the Maricopa County Treasurer constituting a lien payable but not yet due.

         6. Easement and rights incident thereto, as set forth in those certain Right of Way Easements each dated December 21, 1962, recorded with the Maricopa County Recorder in Docket 4432, Page 454 and Docket 4437, Page 427, respectively.

         7. Easements, restrictions, reservations and conditions as shown on the plat recorded in Book 267 of Maps, Page 34.

         8. Restrictions, conditions, covenants, reservations, including but not limited to any recitals creating easements, liabilities, obligations or party walls, omitting, if any, from the above, any restrictions based on race, color, religion or national origin contained in that certain Declaration of Restrictions for Rio Salado Gateway Center dated May 16, 1984, recorded with the Maricopa County Recorder as Document Number 84-217129, and that certain First Amendment to Declaration of Restrictions for Rio Salado Gateway Center dated May 16, 1984, recorded with the Maricopa County Recorder as Document Number 84-311463.

         9. Easements as shown on the plat recorded in Book 305 of Maps, Page
28.

         10. Easement and rights incident thereto, as set forth in that certain Underground Power Easement dated June 9, 1995, recorded with the Maricopa County Recorder as Document Number 95-0352382.

         11. This Lease.

                              EXHIBIT "C" TO LEASE

                                  Rent Schedule

         The Basic Rent for the first Lease year, being the period of December 26, 1996 through December 31, 1997, shall be in the annual amount of $2,057,000, payable in monthly installments each in the amount of $171,416.67. The Basic Rent for each subsequent period of January 1 through December 31 shall be in an annual amount increasing by (a) the amount of $51,425.00 plus any make-up adjustment as set forth below, or (b) in the event that the percentage increase in the CPI for the preceding Lease year is less than one percent (1.0%), the amount of $20,570.00 (1.0%).

         The make-up adjustment for any given year shall be averaged on a sum-of-the-years basis throughout the term of this Lease, but shall not exceed a cumulative average increase of $51,425. For example, assuming the following CPI increases:

                 End of first Lease year, 0.50%;
                 End of second Lease year, 4.0%; and
                 End of third Lease year, 4.0%;

then the increase for each Lease year would be as follows:

                Basic Rent for the second Lease year would increase by 1.0%; Basic Rent for the third Lease year would increase by 4.0%; and Basic Rent for the fourth Lease year would increase by 2.50%.

         Notwithstanding anything to the foregoing, all increases shall be based upon the Basic Rent for the first Lease year; accordingly, increases in the Basic Rent shall not be compounded.

         Basic Rent for the first year of any period of extension or renewal of the Term shall be the market rate of rent at the time of each respective renewal or extension; provided, however, that such Basic Rent shall in no event be any less than the Basic Rent in effect for the Lease year immediately preceding such extension or renewal period. Basic Rent for each subsequent year of any period of extension or renewal shall increase pursuant to the formula set forth above and otherwise applicable during the initial Term hereof.

         The schedule of Basic Rent, on an annual basis, assuming the maximum increase each year and no extension or renewal of the initial Term, is as follows:


         Lease Year                         Annual Basic Rent
         ----------                         -----------------
               1                                 $2,057,000
               2                                 $2,108,425
               3                                 $2,159,850
               4                                 $2,211,275
               5                                 $2,262,700
               6                                 $2,314,125
               7                                 $2,365,550
               8                                 $2,416,975
               9                                 $2,468,400
              10                                 $2,519,825
              11                                 $2,571,250
              12                                 $2,622,675
              13                                 $2,674,100
              14                                 $2,725,525
              15                                 $2,776,950

                              EXHIBIT "D" TO LEASE

                           Form of Memorandum of Lease

After recording, return to:
Peter G. Santin, Esq.
Santin, Poli, Ball & Simms, P.L.C.
2999 North 44th Street
Phoenix, Arizona 85018

                          MEMORANDUM OF LEASE AGREEMENT

STATE OF ARIZONA           Section

                           Section

COUNTY OF MARICOPA         Section

         THIS MEMORANDUM OF LEASE is made as of December 26, 1996, between SELDIN PROPERTIES, a Nebraska partnership ("Landlord"), whose address is 13057 West Center Road, Omaha, Nebraska 68144-3790, Attn: Millard R. Seldin, and INTEGRATED PROCESS EQUIPMENT CORPORATION ("Tenant"), having an address of 4717 East Hilton Avenue, Phoenix, Arizona 85034, Attn: John S. Hodgson.

                              W I T N E S S E T H:

         (1) Landlord as of this day hereby leases unto Tenant the land and improvements situated on that certain tract of land legally described on Exhibit "A" attached hereto (the "Premises") pursuant to the terms of that certain Lease of even date hereto (the "Lease"). The terms and conditions of the Lease are incorporated herein by reference.

         (2) The Lease sets forth the above names and addresses of the parties thereto.

         (3) The term of the Lease commences on the date hereof and expires at midnight on December 31, 2011.

         (4) Tenant has a right to extend the term of the Lease for two (2) successive periods of five (5) years each. The maximum date to which the Lease may be extended is December 31, 2021. Tenant's rights of extension are exercisable as set forth in the Lease. Failure to exercise any of the foregoing rights to extend the term of the Lease shall render null and void the subsequent right or rights to extend the term.

         (5) Notice is hereby given that Landlord shall not be liable for any labor, services or materials furnished or to be furnished to Tenant, or to anyone holding any of the Premises through or under Tenant, and that no mechanic's liens for such labor, services or materials shall attach to or affect the interest of Landlord in and to any of the Premises.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the parties have caused this Memorandum of Lease to be executed by their duly authorized representatives the day and year first above written.

                               INTEGRATED PROCESS EQUIPMENT
                               CORPORATION

                               By:
                                  ----------------------------------
                               Name: John S. Hodgson
                               Title: Vice President and Chief Financial Officer

                               SELDIN PROPERTIES

                               By:
                                  ----------------------------------
                               Name: Millard R. Seldin
                               Title: General Partner


STATE OF ARIZONA           Section

                           Section

COUNTY OF Maricopa         Section

         The foregoing instrument was acknowledged before me this _____ day of December, 1996, by John S. Hodgson, Vice President and Chief Financial Officer of INTEGRATED PROCESS EQUIPMENT CORPORATION, a Delaware corporation, on behalf of said corporation.


                                                     ------------------------
                                                     Notary Public in and for
                                                     The State of Arizona

STATE OF ______________    Section

                           Section

COUNTY OF ______________   Section

         The foregoing instrument was acknowledged before me this day of December, 1996, by Millard R. Seldin, general partner of SELDIN PROPERTIES, a Nebraska partnership, on behalf of said general partnership.



                                                     ---------------------------
                                                     Notary Public in and for
                                                     The State of ___________

                              EXHIBIT "E" TO LEASE

                           Purchase Offer Computation

                  The "Purchase Price" means the fair market value of the Leased Premises (excluding Trade Fixtures) as of the date of receipt of notice of the Taking, as established by an independent appraisal prepared by an MAI-certified commercial appraiser agreed upon by Landlord and Tenant. If no such agreement can be made, each party shall select an MAI-certified commercial appraiser, and such appraisers shall select a third MAI-certified commercial appraiser who shall conduct such independent appraisal. In any event, Landlord and Tenant shall each pay one-half of the cost of such appraisal.

                                  SCHEDULE "I"

                           Schedule of Air Compressors

         1.   75 h.p. Sollaire Serial Number 003-74391

         2.   I.R. Air Dryer Serial Number 72P5766

         3.   100 h.p. Sollaire Serial Number ___________

         4.   Sollaire Air Dryer Serial Number 003-01105

         5.   Kaeser-SK19 Air Compressor and Dryer Serial Number 3333-1-9105-27K